SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of earliest event reported: March 1, 2013

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2013 Performance Plan

On March 1, 2013, ICG Group, Inc.’s (“ICG’s”) Board of Directors (the “Board”) established the ICG 2013 Performance Plan (the “Performance Plan”). The Performance Plan sets forth specific business goals against which ICG’s executive officers and other employees will be measured for the purpose of awarding bonuses and vesting performance shares for the achievement of goals during the year ending December 31, 2013. Awards under the Performance Plan can range between zero percent (0%) and two hundred percent (200%) of an individual’s target amount.

ICG’s 2013 goals include quantitative and qualitative goals; eighty percent (80%) of the bonus potential related to ICG goals is tied to the accomplishment of quantitative goals, and twenty percent (20%) of the bonus potential related to ICG goals is tied to the accomplishment of qualitative goals.

The relative weighting of each element of the ICG-specific goals is as follows:

•

Forty percent (40%) of the potential bonus award is tied to the achievement of a specified consolidated GAAP revenue goal for ICG’s existing consolidated companies (GovDelivery, MSDSonline, Procurian and SeaPass);

•	Forty percent (40%) of the potential bonus award is tied to the achievement of a specified adjusted non-GAAP net income goal on a consolidated basis; and

•

Twenty percent (20%) of the potential bonus is tied to execution against the following qualitative goals: (1) execution of strategic initiatives, (2) improvement in communicating the value of ICG’s underlying assets, (3) enhancement of the ICG brand, (4) development of ICG’s acquisition pipeline, (5) performance and competency of the executives of ICG’s companies and (6) reaction to unforeseen market/business conditions.

Following the end of the 2013 year, the Compensation Committee of the Board (the “Compensation Committee”) will evaluate ICG’s 2013 performance and determine the extent (expressed as a percentage) to which the 2013 ICG goals and individual goals, if applicable, were achieved (such percentage, the “Achievement Percentage”). The Compensation Committee will then award cash bonuses and/or provide for the vesting of performance shares in accordance with each individual’s Achievement Percentage under the terms of the Performance Plan.

On March 1, 2013, in lieu of their right to receive fifty percent (50%) of their respective target bonus amounts under the Performance Plan in cash, senior ICG employees, including each of ICG’s executive officers, were issued performance shares valued at fifty percent (50%) of their respective individual target bonuses under the Performance Plan, based on a per share price of $13.09 (i.e., the closing price of ICG’s Common Stock on that date) (such shares, the “Performance Shares”). If and to the extent that an individual’s Achievement Percentage under the Performance Plan (1) is greater than or equal to fifty percent (50%), all of his or her Performance Shares will vest and (2) is greater than zero percent (0%) but less than fifty percent (50%), a portion of his or her shares equal to two (2) times the Achievement Percentage will vest.

Other than the portion of individual Performance Plan bonuses paid in the form of Performance Shares, as described above, all bonuses under the Performance Plan (including any bonus payable under the Performance Plan to a recipient of Performance Shares by virtue of that recipient’s Achievement Percentage exceeding fifty percent (50%)) will be paid in cash.

The foregoing descriptions of the Performance Plan and the Performance Shares do not purport to be complete and are qualified in their respective entireties by reference to the actual text of the Performance Plan and the form of Performance Plan Restricted Share Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	ICG 2013 Performance Plan

10.2	Form of Performance Plan Restricted Share Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: March 5, 2013	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	ICG 2013 Performance Plan

10.2	Form of Performance Plan Restricted Share Agreement

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